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                                                                    Exhibit 99.1

                                   CERTIFICATE

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 11-K for the Lyondell Chemical Company 401(k) and Savings Plan (the "Plan") for the period ended December 31, 2002 (the "Report"), I, Allen C. Holmes, Chairman of the Benefits Administrative Committee for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



Date:  June 30, 2003       /s/ Allen C. Holmes
                           -------------------------
                           ALLEN C. HOLMES
                           Chairman, Benefits Administrative Committee



A signed original of this written statement required by Section 906 has been provided to Lyondell Chemical Company and will be retained by Lyondell Chemical Company and furnished to the Securities and Exchange Commission or its staff upon request.

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